NEWS RELEASE
For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

GERMAN AMERICAN ANNOUNCES APPOINTMENTS TO ITS BOARD OF DIRECTORS

Jasper, Indiana, January 3, 2019 - German American Bancorp, Inc. (NASDAQ:GABC) announced the appointment of Lee A Mitchell and Jason M Kelly to its Board of Directors. Mr. Mitchell and Mr. Kelly have also been appointed to the Asset Liability Finance Committee of the Board of Directors, and to the board of directors of the Company’s bank subsidiary, German American Bank.

Mr. Mitchell, the former Chairman of the Board of First Security Bank, Inc. of Owensboro, Kentucky, is the owner and operator of L Mitchell Farms and President and CEO of Amino Health, Inc. He is a lifelong resident of Daviess County, Kentucky and farms full-time in western Daviess County. A founding director of First Security Bank, Mr. Mitchell has been very influential in providing strategic direction, helping build and grow First Security prior to the bank’s merger with German American during the fourth quarter of 2018.

Mr. Kelly, President & CEO of Servus, Inc., received his Masters in Accounting from Indiana University and his Undergraduate Degree in Management from Purdue University. He began his career with 8 years in the public home building sector and held positions of Controller, VP of Real Estate and CFO, VP of Finance for Crossmann Communities and Beazer Homes. Immediately prior to joining Servus, Mr. Kelly held the position of CFO of a regional commercial real estate developer in Indianapolis, IN. As President & CEO of Jasper, Indiana-based Servus, Inc., he leads an organization which owns and operates 60 McAlister Deli, Denny’s, Wendy’s and Grandy’s restaurants throughout Indiana. He also has prior banking experience having previously served on German American’s advisory board for its South Central Region, consisting of the Indiana counties of Dubois, Perry and Spencer.

U. Butch Klem, Lead Director and Chair of the Governance/Nominating Committee of the German American Board of Directors, commenting on the appointments stated, “The Board of Directors of German American is extremely pleased with the appointment to the board of two individuals of the caliber and experience of Lee and Jason. We always strive to appoint independent, outside board members, like Lee and Jason, who operate successful businesses within our market area and who are exceedingly knowledgeable about and well-connected within their industry and their local community. We welcome them to the Corporate Board of Directors and are excited about their future counsel toward our Board’s ongoing effort to maximize shareholder value.”

ABOUT GERMAN AMERICAN

German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) $3.9 billion bank holding company headquartered in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 66 retail banking offices in 20 contiguous southern Indiana counties and 5 counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; the expected impact of U.S. tax regulations passed in December 2017; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.